          As filed with the Securities and Exchange Commission on July 22, 1997
                                           Registration No. ___-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934
                    ----------------------------------------
                           DURA PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                               95-3645543
         -----------------------           -----------------------------------
         (State of incorporation           (I.R.S. Employer Identification No.)
            or organization)

                          5880 PACIFIC CENTER BOULEVARD
                           SAN DIEGO, CALIFORNIA 92121
               (Address of Principal Executive Offices) (Zip Code)


        If this form relates to the          If this form relates to the
        registration of a class of debt      registration of a class of debt
        securities and is effective upon     securities and is to become
        filing pursuant to General           effective simultaneously with the
        Instruction A(c)(1) please check     effectiveness of a concurrent
        the following box. / /               registration statement under the
                                             Securities Act of 1933 pursuant
                                             to General Instruction A(c)(2)
                                             please check the following
                                             box. / /


Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
          -------------------                   ------------------------------
            Not applicable                             Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
-------------------------------------------------------------------------------
                                (Title of class)


-------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock are entitled to receive, when and as declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors. In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. All outstanding shares of Common Stock are fully paid and nonassessable.

ITEM 2.   EXHIBITS.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Securities and Exchange Commission:

               1. Certificate of Incorporation, filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

               2. Bylaws of the Company, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.


                                      2.
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                                    SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        DURA PHARMACEUTICALS, INC.


Date:  July 22, 1997                    By: /s/ Cam L. Garner
                                           --------------------------------
                                             Cam L. Garner
                                             Chairman, President and
                                             Chief Executive Officer


                                      3.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    EXHIBITS

                                       TO

                                    FORM 8-A

                                      UNDER

                         SECURITIES EXCHANGE ACT OF 1934


                           DURA PHARMACEUTICALS, INC.

                             EXHIBIT INDEX

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Securities and Exchange Commission:

EXHIBIT
NUMBER    EXHIBIT
-------   -------

  1. Certificate of Incorporation, filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

  2. Bylaws of the Company, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.